Exhibit 10(27)

                      FIRST FEDERAL SAVINGS BANK OF MARION
                               RABBI TRUST FOR THE

                 EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLANS
                                       AND
                              EXCESS BENEFIT PLANS

         This Agreement is made this 1st day of December, 1996 by and between FIRST FEDERAL SAVINGS BANK OF MARION, a federally chartered savings institution, having its principal place of business in Marion, Indiana, (the "Bank"), and INDIANA FEDERAL BANK FOR SAVINGS, a banking organization organized under the laws of the state of Indiana, (the "Trustee").

         WHEREAS,  the Bank has  adopted  the  Restated  Executive  Supplemental
Retirement Income Plan, the Executive Supplemental Retirement Income Plans (collectively the "SERPs") and the Excess Benefit Plan ("Excess Plan") with the SERPs, effective as of the 1st day of December and Excess Plans effective as of the 28th day of February, 1996, respectively, which all are non-qualified deferred compensation plan.

         WHEREAS, Bank has incurred or expects to incur liability under the terms of the Plan with respect to the individual(s) participating in the Plan.

         WHEREAS, Bank wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Bank's creditors in the event of Bank's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan.

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         WHEREAS, it is the intention of Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

1.       ESTABLISHMENT OF TRUST.

         (A) Bank hereby deposits with Trustee in trust assets which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (B) The Trust hereby established shall be irrevocable.

         (C) The Trust is intended to be a grantor trust, of which Bank is grantor, within the meaning of subpart E. part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (D) The principal of the Trust, and any earnings thereon shall be held separate and part from other funds of Bank and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Bank. Any assets held by the Trust will be subject to the claims of Bank's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (E) Within seventy-five (75) days following the end of each calendar year, Bank shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the calendar year.

         (F) Upon (i) a Change in Control (as defined herein) or (ii) the death of a participant during service but prior to "Benefit Age" (as such term is defined in the Plan), Bank shall as soon a possible, but in no event longer than seventy-five (75) days following such event, make an additional irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date such event occurred.

2.       PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (A) Bank shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Bank.

         (B) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (C) Bank may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Bank shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Bank shall make the balance of each such payment as it falls due. Trustee shall notify Bank where principal and earnings are not sufficient.

3.       TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
         BENEFICIARY WHEN BANK IS INSOLVENT.

         (A) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Bank is Insolvent. Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Bank is unable to pay its debts as they become due,
                  (ii) Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Bank is determined to be insolvent by the Director of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation.

         (B) At all times during the continuance of this Trust, as provided in Section 1 (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Bank under federal and state law as set forth below.

                  (i) The Board of Directors and the Chief Executive Officer of Bank shall have the duty to inform Trustee in writing of Bank's Insolvency. If a person claiming to be a creditor of Bank alleges in writing to Trustee that Bank has become Insolvent, Trustee shall determine whether Bank is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (ii) Unless Trustee has actual knowledge of Bank's Insolvency, or has received notice from Bank or person claiming to be a creditor alleging that Bank is Insolvent, Trustee shall have no duty to inquire whether Bank is Insolvent. Trustee may in all events rely on such evidence concerning Bank's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Bank's solvency.

                  (iii) If at any time Trustee has determined that Bank is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Bank's general creditors. Plan participants or their beneficiaries to pursue their rights as general creditors of Bank with respect to benefits due under the Plan or otherwise.

                  (iv) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Bank is not Insolvent (or is no longer Insolvent).

         (C) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms, of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

4.       PAYMENTS TO BANK.

         Except as provided in Sections 3 or 12 hereof, after the Trust has become irrevocable, Bank shall have no right or power to direct Trustee to return to Bank or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

5.       INVESTMENT AUTHORITY.

         Trustee shall maintain all investments deposited upon establishment of the trust (and listed on Exhibit A), until such time as the investments reach maturity. Liquidation of such investments prior to maturity shall only be allowable by the Trustee if (i) there is insufficient cash in the trust at the time a benefit payment is due under the Plan and (ii) with knowledge of such insufficiency, the Bank affirmatively chooses not to pay any or all of the benefit payment due from Bank assets held outside the trust itself. As the investments listed on Exhibit A mature, the Trustee's investment authority, with respect to the proceeds from such investments, shall be subject to the following:

         (A) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Bank, other than a de minimis amount held in common investment vehicles in which Trustee invests, except where such de
                  minimis   investment  is  prohibited  by  applicable   banking
                  regulations. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

         (B) Trustee shall have the following powers and authority in the administration of the assets of Trust, in addition to those vested in it elsewhere in this Trust or by law:

                  (i) To invest and reinvest the assets of Trust, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of Trust assets, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes;

                  (ii) To purchase, and maintain as owner, life insurance policies with respect to participants;

                  (iii) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held;

                  (iv) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings;

                  (v) To exercise any conversion privilege and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, Bank or association or to the sale, mortgage, pledge or lease of the property of an corporation, Bank or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreement or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

                  (vi) To hold cash uninvested for a reasonable period of time (not in excess of ten (10) days) under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

                  (vii) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

                  (viii) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form;

                  (ix) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

                  (x) To employ suitable agents and counsel and to pay their reasonable expenses and compensation; and

                  (xi) To have any and all other power of authority, under the laws of the state in which the Trustee's principal executive offices are located, relevant to performance in the capacity as Trustee.

6.       DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

7.       ACCOUNTING BY TRUSTEE.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Bank and Trustee. Within ninety (90) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

8.       RESPONSIBILITY OF TRUSTEE.

         (A) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Bank which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Bank. In the event of a dispute between Bank and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (B) If Trustee undertakes or defends any litigation arising in connection with this Trust, except litigation arising out of the Trustee's negligence or breach of fiduciary duty, Bank agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If Bank does not pay such costs, expenses and liabilities in a reasonable manner, Trustee may obtain payment from the Trust.

         (C) Trustee may consult with legal counsel (who may also be counsel for Bank generally) with respect to any of its duties or obligations hereunder.

         (D) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (E) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (F) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

9.       FEES AND EXPENSES OF TRUSTEE.

         Bank shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

10.      RESIGNATION AND REMOVAL OF TRUSTEE.

         (A) Trustee may resign at any time by written notice to Bank, which shall be effective sixty (60) days after receipt of such notice unless Bank and Trustee agree otherwise.

         (B) Trustee may be removed by Bank on sixty (60) days prior written notice or upon shorter notice accepted by Trustee.

         (C) Upon a Change of Control, as defined herein, Trustee may not be removed by Bank for two (2) years following the date of such Change in Control, nor may such Trustee be removed by Bank in anticipation of a Change of Control.

         (D) If Trustee resigns at any time following a Change in Control, or if Trustee is removed by Bank at any time following the expiration of the two (2) year period (as described in Subpart
                  (c) above) following a Change in Control, Trustee shall select a successor Trustee in accordance with the provisions of 11(a) hereof prior to the effective date of Trustee's resignation or removal. In all other instances of resignation or removal, Bank shall select a successor Trustee in accordance with the provisions of 11(a) hereof prior to the effective date of Trustee's resignation or removal.

         (E) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within fifteen (15) days after receipt of notice of resignation, removal or transfer, unless Bank extends the time limit.

         (F)      If Trustee  resigns or is removed under paragraph (a), (b), or
                  (d) of this Section 10, a successor shall be appointed in accordance with Section 11 hereof, by the effective date of resignation or removal. If no such appointment has been made, Trustee or Bank (as specified above) may apply to a court of competent jurisdiction for appointment of a successor or for instructions. Should the Trustee be required to apply to a court of competent jurisdiction for such purpose, all expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

11.      APPOINTMENT OF SUCCESSOR.

         (A)      If Trustee resigns or is removed pursuant to the provisions of
                  Section 10 hereof, Bank or Trustee (as specified above) may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (B) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Bank shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

12.      AMENDMENT OR TERMINATION.

         (A) This Trust Agreement may be amended by a written instrument executed by Trustee and Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (B) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Bank.

         (C) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Bank may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Bank.

         (D) Sections l (one), 2 (two), 6 (six), 10 (ten) and 12 (twelve) of this Trust Agreement may not be amended by Bank (i) in anticipation of or (ii) for two (2) years following a Change of Control, as defined herein.

13.      MISCELLANEOUS.

         (A) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (B) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (C) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which the Trustee's principal executive offices are located.

         (D) For purposes of this Trust, Change of Control shall mean and include the following with respect to the Bank and/or Northeast Indiana Bancorp, Inc., a bank holding company which owns all of the stock of the Bank (in this section 13(d) referred to collectively and individually as the Bank):

                  (i) a change of control of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"); or

                  (ii) a change of control of the Bank within the meaning of 12 C.F.R.ss.574.4; or

                  (iii)    a change of control at such time as

                           (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
                                    Act) is or becomes  the  "beneficial  owner"
                                    (as defined in Rule 13d-3 under the Exchange
                                    Act), directly or indirectly,  of securities
                                    of  the  Bank  representing  Twenty  Percent
                                    (20%) or more of the  combined  voting power
                                    of   the   Bank's   outstanding   securities
                                    ordinarily having the right to vote at the elections of Directors except for (i) any stock of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form, and (ii) any stock purchased by any Employee Stock Ownership Plan and/or trust sponsored by the Bank; or

                           (b) individuals who constitute the Board of Directors on the date hereof (hereinafter the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Bank's members (or stockholders) was approved by the Bank's Nominating Committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

                           (c) merger, consolidation, or sale of all or substantially all the assets of the Bank occurs; or

                           (d) a proxy statement is issued soliciting proxies from the members (or stockholders) of the Bank by someone other than the current management of the Bank, seeking member (or stockholder) approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank. For these purposes, the terms "stockholders(s)" and "member(s)" shall be considered one and the same. The term "Holding Company" shall mean the holding company (including any successor thereto) organized to acquire the capital stock of the Bank upon the Bank's conversion from mutual to stock form.

14.      EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be the 1st day of December, 1996.

         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first written above.

                                           FIRST FEDERAL SAVINGS BANK
                                           (Bank)


Attest: /s/ Larry G. Phillips              By:  /s/ John Dalton
                                           (Title:) President

                                           INDIANA FEDERAL BANK FOR SAVINGS
                                           (Trustee)
Attest: /s/ B. Hall                        By:     /s/ Timothy M. Scamell
                                           (Title:)



                                                       -15-